Exhibit 4.1

[EXECUTION COPY]
NINTH SUPPLEMENTAL INDENTURE
     THIS NINTH SUPPLEMENTAL INDENTURE, dated as of September 13, 2010 (this “Supplemental Indenture”), is between Goodrich Corporation, a New York corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).
WITNESSETH
     WHEREAS, pursuant to the Indenture, dated as of May 1, 1991, between the Issuer and the Trustee, as successor trustee (the “Indenture”), the Issuer may from time to time issue and sell debt securities in one or more series;
     WHEREAS, the Issuer desires to create and authorize a series of 3.60% Notes due 2021 limited initially to $600,000,000 in aggregate principal amount (the “Notes”), and to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture;
     WHEREAS, the Notes are a series of Securities (as that term is defined in the Indenture) and are being issued under the Indenture, as supplemented by this Supplemental Indenture, and are subject to the terms contained therein and herein;
     WHEREAS, the Notes are to be substantially in the form attached hereto as Exhibit A;
     WHEREAS, the Issuer and the Trustee may enter into this Supplemental Indenture without the consent of the holders of the Securities Outstanding (as that term is defined in the Indenture) as of the date hereof pursuant to Sections 7.1(f) and 7.1(g) of the Indenture;
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by or on behalf of the Trustee as provided in this Supplemental Indenture, the valid, binding and legal obligations of the Issuer, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed;
     NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such Notes by the holders thereof, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the holders from time to time of the Notes, as follows:
     Section 1. Definitions. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture. As used in this Supplemental Indenture, unless a different meaning clearly appears from the context, the following terms shall have the meanings indicated below:

     “Book-Entry Notes” means those Notes for which a Securities Depository or its nominee is the holder.
     “Letter of Representations” means (i) the Blanket Letter of Representations dated December 6, 2002, executed by the Issuer and delivered to the Securities Depository and any amendments thereto, (ii) any successor blanket agreements between the Issuer and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to any bonds, notes or other obligations issued by the Issuer, including the Book-Entry Notes, or (iii) any successor agreements between the Issuer and the Trustee and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to the Notes.
     “Securities Depository” means a Person that is registered as a clearing agency under Section 17A of the Securities Exchange Act of 1934 or whose business is confined to the performance of the functions of a clearing agency with respect to exempted securities, as defined in Section 3(a)(12) of such Act for the purposes of Section 17A thereof.
     Section 2. Creation and Authorization of Series. There is hereby created and authorized the series of Notes entitled the “3.60% Notes Due 2021,” which shall be a series limited initially to $600,000,000 in aggregate principal amount. Notwithstanding the foregoing initial aggregate principal amount, the Issuer may, without the consent of the holders of the Notes, reopen this series of Notes and issue an unlimited amount of additional notes having the same ranking, interest rate, maturity and other terms as the Notes; provided, that, the Issuer may reopen this series of Notes only if the additional notes issued will be fungible with the Notes for United States federal income tax purposes. Any such additional notes, together with the Notes, will be consolidated with and constitute a single series of Securities under the Indenture.
     Section 3. Certain Provisions Applicable to the Notes.
     (a) Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Indenture, including those made part of the Indenture by reference to the Trust Indenture Act of 1939. Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms.
     (b) The Notes shall include all of the terms in the form of the Notes attached hereto as Exhibit A.
     (c) The provisions of Section 10.5 of the Indenture entitled “Mandatory and Optional Sinking Funds” shall not be applicable to the Notes.
     Section 4. Securities Depository Provisions. The Notes shall be issued initially as Book-Entry Notes. All Book-Entry Notes shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The Issuer has executed and delivered a Letter of Representations to DTC. All payments of principal of, redemption premium, if any, and interest on the Book-Entry Notes and all notices with respect thereto, including notices of full or partial redemption, shall be made and given at the times and in the manner set out in the Letter of Representations. The terms and provisions of the Letter of

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Representations shall govern in the event of any inconsistency between the provisions of the Indenture and the Letter of Representations. The Letter of Representations may be amended without consent of the holders of the Notes.
     The book-entry registration system for all of the Book-Entry Notes may be terminated and certificates delivered to and registered in the name of the beneficial owners of the Book- Entry Notes, under either of the following circumstances:
(a)	DTC notifies the Issuer and the Trustee that it is no longer willing or able to act as Securities Depository for the Book-Entry Notes and a successor Securities Depository for the Book-Entry Notes is not appointed by the Issuer within 90 days; or

(b)	The Issuer determines that the Book-Entry Notes are exchangeable.
     If a successor Securities Depository is appointed by the Issuer, the Book-Entry Notes will be registered in the name of such successor Securities Depository or its nominee. If certificates are required to be issued to beneficial owners of the Book-Entry Notes, the Trustee and the Issuer shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of Book-Entry Notes held by such beneficial owners.
     The beneficial owners of the Book-Entry Notes will not receive physical delivery of certificates except as provided in this Supplemental Indenture. For so long as there is a Securities Depository for the Notes, all of such Notes shall be registered in the name of the nominee of the Securities Depository, all transfers of beneficial ownership interests in such Notes will be made in accordance with the rules of the Securities Depository, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Notes is to receive, hold or deliver any certificate. The Issuer and the Trustee shall have no responsibility or liability for transfers of beneficial ownership interests in such Notes.
     The Issuer and the Trustee will recognize the Securities Depository or its nominee as the holder of the Book-Entry Notes for all purposes, including receipt of payments, notices and voting; provided the Trustee may recognize votes by or on behalf of beneficial owners as if such votes were made by holders of a related portion of the Notes when such votes are received in compliance with an omnibus proxy of the Securities Depository or otherwise pursuant to the rules of the Securities Depository or the provisions of the Letter of Representations or other comparable evidence delivered to the Trustee by the holders of the Notes.
     With respect to a Book-Entry Note, the Issuer and the Trustee shall be entitled to treat the Person in whose name such Note is registered as the absolute owner of such Note for all purposes of the Indenture, and neither the Issuer nor the Trustee shall have any responsibility or obligation to any beneficial owner of such Note. Without limiting the immediately preceding sentence, neither the Issuer nor the Trustee shall have any responsibility or obligation with respect to (a) the accuracy of the records of any Securities

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Depository or any other Person with respect to any ownership interest in Book-Entry Notes, (b) the delivery to any Person, other than a holder of the Notes, of any notice with respect to Book-Entry Notes, including any notice of redemption or refunding, (c) the selection of the particular Notes or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of part of the Notes Outstanding or (d) the payment to any Person, other than a holder of the Notes, of any amount with respect to the principal of, redemption premium, if any, or interest on the Book-Entry Notes.
     Notwithstanding the provisions of Section 10.2 of the Indenture, in the event of a partial redemption of the Notes in accordance with the Indenture and this Supplemental Indenture, the Securities Depository for Book-Entry Notes shall select Notes for redemption according to its stated procedures. In selecting Book-Entry Notes for redemption, each Note shall be considered as representing that number of Notes which is obtained by dividing the principal amount of such Note by the minimum authorized denomination.
     Section 5. Effect of Supplemental Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Supplemental Indenture.
     Section 6. Governing Law. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.
     Section 7. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein shall be taken as statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes other than with respect to the Trustee’s authentication and execution. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.
     Section 8. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provisions shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.
     Section 9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; and all such counterparts shall together constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

GOODRICH CORPORATION
By:
Michael McAuley
Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:

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Exhibit A
GLOBAL GOODRICH NOTE

REGISTERED
No. R-	Principal Amount:

CUSIP: 382388 AX4
     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
GOODRICH CORPORATION
3.60% NOTES DUE 2021
     GOODRICH CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $             , on February 1, 2021, and to pay interest thereon semi-annually on February 1 and August 1 (the “Interest Payment Dates”) in each year, commencing February 1, 2011, at the rate of 3.60% percent per annum until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, this note (this “Security”) shall bear interest from the most recent Interest Payment Date to which interest in respect hereof has been paid or duly provided for, unless (i) the date hereof is such an Interest Payment Date, in which case from the date hereof, or (ii) no interest has been paid on this Security, in which case from September 13, 2010; provided, however, that if the Company shall default in the payment of interest due on the date hereof, then this Security shall bear interest from the next preceding Interest Payment Date to which Interest has been paid or, if no interest has been paid on this Security, from September 13, 2010. Notwithstanding the foregoing, if the date hereof is after the January 15 or July 15 (whether or not a Business Day) (the “Record Date”), as the case may be, next preceding an Interest Payment Date and before such Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from September 13, 2010. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date.

     Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: SEPTEMBER 13, 2010	GOODRICH CORPORATION
By:
Scott E. Kuechle
Senior Vice President and Chief Financial Officer

By:
Michael McAuley
Vice President and Treasurer

Attest:
By:
Frank A. DiPiero
Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein and referred to in the within- mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

REVERSE OF SECURITY
GOODRICH CORPORATION
3.60% NOTES DUE 2021
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 1, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (herein called the “Trustee”) and the Ninth Supplemental Indenture, dated as of September 13, 2010, between the Company and the Trustee (collectively, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated on the face hereof limited initially to $600,000,000 in aggregate principal amount. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any) and may be subject to different repayment provisions (if any).
     Any payment required to be made with respect to this Security on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue for the period from and after such date to the date of payment.
     At any time before three months prior to February 1, 2021, this Security is redeemable, in whole or in part, at any time from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Security and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the redemption date.
     At any time on or after three months prior to February 1, 2021, this Security is redeemable, in whole or in part, at any time from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Security to be redeemed plus accrued and unpaid interest on such principal amount to the date of redemption.

     “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of the series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
     “Comparable Treasury Price” means, with respect to any redemption date for the Securities of this series, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee is provided with fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Deal Quotations.
     “Reference Treasury Dealer” means (i) Banc of America Securities LLC, Citigroup Global Markets Inc. and UBS Securities LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and the respective successors of each of the foregoing and one additional Primary Treasury Dealer selected by Goodrich; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Treasury Rate” means, with respect to any redemption date for the Securities of this series, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof having the same interest rate and maturity as this Security will be issued in the name of the holder hereof upon the cancellation hereof.
     Except as set forth above, the Securities of this series will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.
     If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem this Security as described above, the Company will be required to make an offer (the “Change of Control Offer”) to each holder of Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Securities on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of

Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to the date of the consummation of any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will be required to mail a notice to holders of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”) pursuant to the procedures described in such notice and in conformity with the Indenture.
     The notice shall, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
     On the Change of Control Payment Date the Company will be required, to the extent lawful, to: (a) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer; (b) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and (c) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being repurchased.
     The paying agent will promptly mail or electronically deliver to each holder of Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof.
     The Company will not be required to make the Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
     The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Securities, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Indenture or the Change of Control Offer provisions of the Securities by virtue of any such conflicts.
     For purposes of the Change of Control Offer provisions, the following terms are applicable:
     “Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries, taken as a whole, to one or more “Persons” (as that term is defined in the Indenture) (other than the Company or one of its subsidiaries); or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
     “Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Securities were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.
     “Moody’s” means Moody’s Investors Service Inc.

     “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
     “Rating Event” means the rating on the Securities is lowered by each of the Rating Agencies and the Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
     “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or similar governing body of such person.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities at the time Outstanding of all series to be affected (all such series voting as a single class). The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place, and rate, if any, and in the coin or currency, herein prescribed.
     The Securities of this series are being issued by means of a book-entry system with no physical distribution of note certificates to be made except as provided in the Indenture. As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Security is registrable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate and maturity and bearing interest from the same date as this Security, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate and maturity and bearing interest from the same date as such Securities, as requested by the holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered holder, shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for monies payable on this Security.

     No recourse for the payment of the principal of or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplement thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present, or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     FOR VALUE RECEIVED, __________________________ the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER OF ASSIGNEE]

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[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OR ASSIGNEE]
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.
Dated: ________________________

NOTICE:
The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.